Exhibit 2.2

             Agreement for the Purchase and Sale of Business Assets
                            of Champion Trailer, Inc.




     This Agreement for the Purchase and Sale of Business Assets, (hereinafter called "Agreement") is made this 31st day of January, 2003 (the "Closing Date") by and among Obsidian Enterprises, Inc., ("Shareholder"), Champion Trailer, Inc., ("Seller") and Champion Trailer Acquisition Company, LLC, an Indiana Limited Liability Company, with its principal office at 111 Monument Circle, Suite 4800, Indianapolis, IN 46204 ("Purchaser").


                                WITNESSETH THAT:


     WHEREAS,   Seller  has  carried  on  the  business  of  manufacturing   and
distributing trailers primarily in the racing industry at its facilities located in Lewisville, Texas; and


     WHEREAS, Shareholder is the owner of all of the authorized, issued and outstanding capital stock of Seller; and


     WHEREAS, Purchaser is willing to purchase substantially all of the business assets of Seller for the consideration of an assumption of substantially all of Seller's liabilities and other payments described herein and Seller is willing to convey to Purchaser substantially all of the business assets of Seller for such consideration.


     NOW  THEREFORE,  in  consideration  of  the  representations,   warranties,
covenants and agreements hereinafter set forth, the Parties hereto covenant and agree as follows:


1.   Definitions


     Where used in this Agreement or in any amendment, the following terms shall have the following meanings respectively:


(a) "Accounts Receivable" means all accounts receivable, trade notes, notes receivable, book debts, verified unbilled receivables and other accrued payments and obligations or debts due or accruing due to the Seller in connection with the Business as it existed as of January 31, 2003 (the "Effective Date");


(b) "Agreement" means this Agreement of Purchase and Sale of Business Assets, including all schedules, exhibits and all instruments supplemental to or in amendment or confirmation of this Agreement;


(c) "As-Is, Where Is" means the business assets as sold to Purchaser are sold and conveyed without any representations or warranties as to condition or fitness for a particular purpose;


(d) "Assumption Agreement" means the Agreement executed and delivered to Seller by Purchaser wherein Purchaser assumes and agrees to pay certain debt obligations to DCI.

(e) "Assumed Liabilities" means all of the obligations of the Seller as of the Effective Date assumed by the Purchaser at Closing, excluding any and all debts and obligations Seller has now or in the future to Markpoint Equity Growth Fund, J.V. ("Markpoint");


(f) "Business" has the meaning given to it in the fist recital to this Agreement;


(g) "Closing" means the conclusion of the sale to and purchase by the Purchaser of the Purchased Assets under this Agreement;


(h)  "Closing Date" means the date written in the first paragraph above;


(i) "Champion" means Champion Trailer, Inc., an Indiana corporation, qualified to do business in Texas;


(j)  "DCI" means DC Investments, LLC, an Indiana limited liability company;


(k)  "Obsidian" means Obsidian Enterprises, Inc., a Delaware corporation;


(l) "Effective Date" means the 31st day of January, 2003, unless otherwise agreed to in writing by the parties;


(m) "Excluded Assets" means the following property and assets of the Seller pertaining to the Business:


     (i) all of the corporate books and records of the Seller including all corporate minute books, board records, including all tax returns and financial statements;


     (ii) All tax attributes of the Seller and Shareholder including but not limited to, all tax losses, carry forwards, refunds and suspended losses;


(n) "Financial Statements" means the financial statements of the Seller with respect to the Business together with the unaudited balance sheet, income statement and statement of changes in financial position of the Seller with respect to the Business for the year to date and month ended January 31, 2003, copies of which have been delivered to Purchaser;


(o) "Leased Equipment" means those assets in the possession of the Seller, if any, by virtue of written leases of goods or other possessory rights to goods;


(p) "Parties" means the Shareholder, Seller and Purchaser and their corporate parents, subsidiaries, divisions and affiliates, collectively, and "Party" means any one of them;


(q)  "Person"   means  any   individual,   sole   proprietorship,   corporation,
     partnership, limited liability company, trustee or trust or unincorporated association; and pronouns have a similarly extended meaning;

(r)  "Purchase Price" shall have the meaning described in paragraph 2(b);


(s) "Purchased Assets" means all the assets, personal property and Real Estate (other than the Excluded Assets) owned by Seller and used in the operation of the Business including, without limitation, the following properties and assets located at 1620 E. Highway 121, Lewisville, TX 75056;


     (i) all impact tools, hand tools and all office equipment, computers, lap top computers, and supplies and leased office equipment, if any, such as telephone system, copiers, fax machines;


     (ii) personal property relating to the Business and all right, title and interest of the Seller in, to and under material contracts and agreements to build and distribute Seller's products, if any, provided that, the Purchaser shall in no event be liable or responsible for any liabilities or obligations of Seller which shall be in existence, or accruing, at the Closing Date by reason of the assignment of contracts or agreements other than the Assumed Liabilities specifically assumed by virtue of this Agreement;


     (iii)all inventories of raw materials, component parts, warranty parts, packaging materials, work-in-progress, finished goods, including consigned inventory, operating supplies and office supplies of or pertaining to the Business;


     (iv) all right, title, benefit and interest of the Seller in respect of all registered or unregistered trade marks, logos and trade names of or pertaining to the Business or owned by the Seller and all renewals, modifications and extensions thereof;


     (v) all patterns, plans, designs, research data, patents, copyrights, trade secrets and other proprietary know-how, processes, drawings, technology, unpatented blueprints, flow sheets, equipment and parts listed and descriptions and related instructions, manuals, data, records and procedures and any and all data used in the Business, and all licenses, agreements and other contracts and commitments relating to any of the foregoing to which the Seller is a party;


     (vi) all amounts prepaid in connection with the Business or the Purchased Assets, to the extent same exist and are capable of transfer to Purchaser, including, without limitation, taxes, business taxes, rents, telephone, insurance and utility deposits; (excluding Seller's tax attributes set forth under "Excluded Assets");


     (vii)all right, title and interest of the Seller in, to and in respect of the names "Champion Trailer" and variations thereof;


     (viii) the full benefit of all warranties and warranty rights (implied, express or otherwise) against manufacturers or sellers which apply to any of the Purchased Assets;


     (ix) all books and records and files relating to the Business, (excluding Excluded Assets) stored on any type of media including, without limitation, all production, inventory, sales, and customer records and lists containing addresses, phone numbers and business contacts of such customers and all correspondence, research materials, contract documents, licenses and permits, except that where the Seller is required by law to retain a particular book, record or file, it shall retain such book, record or file and deliver to the Purchaser a copy thereof, provided however that such books and records in the possession of Purchaser shall be maintained by Purchaser for a period of five years, made available to Seller for any legitimate business purposes, including the preparation of tax returns or the response to any litigation or other claims or requests of governamental authorities, or for the response to creditor claims or inquiries;


     (x)  all cash in the accounts of Seller on Closing Date;


     (xi) all Accounts Receivable of Champion Trailer as same exist on Closing Date;


     (xii) all machinery and equipment;


     (xiii) the lease hold interest in Real Estate used in connection with the Business and located at 1620 E. Highway 121, Lewisville, TX 75056 including all plants, buildings, fixtures and other improvements located therein;


     (xiv)all other rights, properties and assets (other than any Excluded Assets) of the Seller which are owned by Seller and used in connection with the Business, of whatever nature or kind and wherever situated;


(t) "Real Estate" means all real estate used in connection with the Business including all buildings, improvements, and fixtures located at 1620 E. Highway 121, Lewisville, TX 75056 whether owned by Seller or others;


(u) "DCI Debt" means the obligations of Seller to DC Investments, LLC, as described in certain Promissory Notes executed by Seller to the benefit of DCI;


(v) "Shareholder" means Obsidian Enterprises, Inc., a Delaware Corporation, and the sole shareholder of Champion Trailer, Inc.;


2.   Agreement to Purchase and Purchase Price


(a) Agreement to Purchase and Purchase Price. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, convey, assign, transfer and deliver to the Purchaser and the Purchaser agrees to purchase from the Seller, the Purchased Assets on the Closing Date for the "Purchase Price."


(b) Purchase Price. The Purchase Price shall be Purchaser's assumption and agreement to pay all the liabilities as same exists as of January 31, 2003 and the payment of one dollar ($1.00) (the "Purchase Price").


(c) Allocation of Purchase Price. The Seller and the Purchaser covenant and agree that the Purchase Price for the Purchased Assets shall be allocated as to be agreed to by the parties.


3.   Non-Assumption of Liabilities


     It is understood and agreed between the parties that the Purchaser is not assuming any liability with respect to any currently existing or future liability with respect to Markpoint. Seller and Shareholder agree to indemnify and defend Purchaser with respect to any claims by Markpoint.


4.   Payment of Purchase Price and Transfer and Delivery of Purchased Assets


     (1) Payment of Purchase Price. The Purchase Price for the Purchased Assets shall be paid and satisfied by the Purchaser as follows:


(a) by the execution and delivery of this Agreement and the Assumption Agreement and payment of one dollar ($1.00).

     (2) Transfer and delivery of Purchased Assets. The Seller shall execute and deliver or cause to be executed and delivered to the Purchaser a Bill of Sale, and such other assignments, instruments of transfer, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser As-Is Where-Is all the Seller's right, title and interest in, to and under, or in respect of, the Purchased Assets which documents shall have been prepared by Purchaser. Seller shall execute and deliver all assignments, and other instruments of transfer as shall be necessary to effectively transfer Seller's interest in the Real Estate to Purchaser. The Seller and Shareholder shall co-operate with the Purchaser, at such time or thereafter, in effecting the registrations, recordings and filings with public authorities as may be required in connection with the transfer of ownership of the Purchased Assets and Real Estate to the Purchaser. All costs in connection with such registrations and filings and any mortgage and/or transfer taxes shall be borne by Purchaser.


5.       Representations and Warranties


     (1) Representations and warranties of the Seller and Shareholder. The Seller and Shareholder represent, warrant, covenant and agree to and with the Purchaser that:


(a)  The Seller and Shareholder are corporations  duly  incorporated,  organized
     and   validly   existing   under  the  laws  of  their   jurisdictions   of
     incorporation.


(b) The Seller and Shareholder have all necessary corporate power, authority and capacity to own the Purchased Assets and to carry on the Business as presently conducted and are in good standing in each jurisdiction in which the nature of the Business or the Purchased Assets makes qualification necessary.


(c) The Shareholder and Seller have all necessary corporate power, authority and capacity to enter into this Agreement and to carry out their obligations under this Agreement and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Seller and Shareholder.


(d) The Seller and/or Shareholder are the owners of the Purchased Assets, (excluding any leasehold interest in real estate personality) with good and valid title subject to any and all existing liens and encumbrances.


(e) This Agreement constitutes the valid and binding obligation of the Seller and Shareholder, enforceable against the Seller and Shareholder in accordance with the terms of this Agreement subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.


     (2) Seller and Shareholder make no further representations or warranties. Except for the representations and warranties made by the Seller and Shareholder in this Agreement, the Seller and Shareholder make no further representations or warranties to the Purchaser of any kind, character or nature, whether express or implied, statutory or otherwise, with respect to the Purchased Assets, the Real Estate or the Business including, without limitation, any representations or warranties regarding merchantability or fitness for a particular purpose, and the Purchased Assets and Real Estate are transferred to Purchaser "As-Is Where-Is", and Seller makes no representation as to what assets are transferred herein other than that the purpose of the transfer documents delivered herewith is to transfer all of the Seller's right title and interest to all the assets owned and used in the Business, with the exception of the Excluded Assets.

     (3) Representations and warranties of Purchaser. The Purchaser represents, warrants, covenants and agrees to and with the Seller and Shareholder that:


(a) The Purchaser is a limited liability company organized and validly existing under the laws of the State of Indiana.


(b) The Purchaser has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary Member action on the part of the Purchaser.


(c) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with the terms of this Agreement, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

     7.   Nature  and   survival  of   representations   and   warranties.   All
representations and warranties, contained in this Agreement on the part of each of the Parties shall survive the Closing for a period of one year.

     8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same document.


     IN WITNESS WHEREOF the Parties have duly executed this agreement as of the date first written.


"SHAREHOLDER"                                   "SELLER"
OBSIDIAN ENTERPRISES, INC.                      CHAMPION TRAILER, INC.


/s Terry G. Whitesell                           /s/ Marc Kennedy
---------------------------------               ----------------------------
By:  Terry G. Whitesell, President              By:  Marc Kennedy, President


"PURCHASER"
Champion Trailer Acquisition Company, LLC


/s/ Timothy S. Durham
---------------------------------
By: Timothy S. Durham, Member

                              ASSUMPTION AGREEMENT


     THIS AGREEMENT is made effective as of the 31st day of January, 2003, among Champion Trailer, Inc., an Indiana corporation ("Seller"), Champion Trailer Acquisition Company, LLC, an Indiana limited liability company ("Purchaser"), and DC Investments, LLC ("Lender").


                            W I T N E S S E T H: That
                               - - - - - - - - - -


     WHEREAS, Seller and Lender are parties to certain Promissory Notes as attached hereto (collectively "Notes");


     WHEREAS, Seller and Purchaser are entering into an Agreement for Purchase and Sale of Business Assets and related documentation effective as of January 31, 2003 providing for the Seller selling to Purchaser certain personal property (collectively, the "Sale Assets"), and in connection therewith Purchaser has agreed to assume the debt and the Seller's obligations set forth in the Notes, all as provided herein; and


     WHEREAS, the parties hereto desire to agree to various other matters in connection with the Notes and the transfer of the Sale Assets, all as provided herein.


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the acts to be performed hereunder, the parties hereto agree as follows:


1.   ASSUMPTION AND SECURITY INTEREST GRANT


     (a) Assumption. Purchaser hereby assumes repayment of all Outstanding Indebtedness and all other principal and interest payment obligations which accrue from and after January 31, 2003 under the Notes, and the performance of all of the other terms and conditions of the Notes.


     (b) Security Interest. Purchaser hereby grants to Lender a security interest in all of the Sale Assets and all other property of the Purchaser now existing or hereafter acquired to secure all of Purchaser's obligations under the Notes and to the extent provided in the Notes. In connection therewith, Lender is authorized to file such financing statements and record such documents as Lender deems necessary or appropriate in connection therewith, and Purchaser will execute such documents in connection therewith as reasonably requested by Lender.


2.   CONSENT TO SALE


     Lender hereby consents to the sale and transfer of the Sale Assets by Seller to Purchaser, accepts Purchaser as its obligor and shall amend its records to indicate the transfer of the Sale Assets from the name of Seller to the name of Purchaser.

3.   OTHER LIENS


     Purchaser certifies to Lender that no lien or other charge upon the Sale Assets, or any other property of Purchaser, has been given or executed by Purchaser or has been contracted or agreed to be so given or executed.


4.   CERTAIN _PURCHASER WARRANTIES AND COVENANTS


     To induce Lender to enter into this Agreement, Purchaser represents to Lender as follows:


     (a) Purchaser represents that it is an Indiana limited liability company which is duly organized and existing under and by virtue of the laws of the State of Indiana and that it will qualify to do business as a foreign limited liability company in the State of Texas. Purchaser further represents that it is duly authorized to assume the subject loan, that those persons acting on its behalf are duly authorized to execute and deliver this Agreement and the Loan Documents to which they are signatories and that Purchaser has taken all necessary action to authorize the assumption upon the terms and conditions of this Agreement and to authorize delivery of the documents herein referenced.


     (b) The consummation of the transactions contemplated hereby and performance of the Loan Documents have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, charter document or other instrument to which Purchaser is a parry or by which it may be bound or affected.


     (c) Purchaser represents that to the best of Purchaser's knowledge, no statement of fact made by or on behalf of Purchaser in this Agreement or by Purchaser in any agreement, certificate or schedule furnished to the tender pursuant hereto or in connection herewith, contains any untrue statement of material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading.


5.   CERTAIN SELLER WARRANTIES AND COVENANTS


     To induce Lender to enter into this Agreement, Purchaser represents to Lender that Seller and those persons acting on its behalf have represented and warranted to Purchaser that they are duly authorized to execute and deliver this Agreement and the other Notes to which they are signatories and have taken all necessary action to authorize the assumption under the terms and conditions of this Agreement and to authorize delivery of the documents herein referenced.


6.   NO WAIVER


     The execution of this Agreement by Lender is not intended nor shall it be construed as an actual or implied waiver of (i) any default under any Notes;
(ii) any requirement under any of the Notes except to the extent specified in this Agreement; (iii) any right contained in any of the Notes to demand payment; or (iv) any rights Lender may have against any person not a party hereto.

7.   NOVATION


     The parties acknowledge and agree that this Agreement shall constitute a novation of the indebtedness evidenced and secured by the Notes.


8.   NOTICE ADDRESS


     Purchaser's Notice Address for purposes of the Loan Documents shall be the address set forth below:

                  Champion Trailer Acquisition Company, LLC
                  STE. 4800
                  111 Monument Circle
                  Indianapolis, IN 46204
                  Attn: Timothy S. Durham, Managing Member


9.   FURTHER ASSURANCES


     Each of the parties hereto shall, from time to time, at the other parties' reasonable request, and without further consideration, perform such acts and execute and deliver to the other parties such other and further instruments and documents as such other parties may reasonably request for the more effective consummation of the transactions contemplated by this Agreement.


10.  CONSTRUCTION; BINDING EFFECT; MISCELLANEOUS


     All provisions of the Notes remain in full force and effect as therein written, except as expressly modified by this Agreement. To the extent of any conflict between the Notes (or any earlier modification of them) and this Agreement, this Agreement shall control. This Agreement binds and benefits the parties hereto and their respective successors and assigns; provided, however, that no party but Lender may assign its rights hereunder without Lender's prior written consent. This Agreement may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Agreement shall be governed by and construed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


                                 CHAMPION TRAILER, INC.


                                 By: /s/ Mark Kennedy
                                 ------------------------------------------
                                 Mark Kennedy, President
                                 "Seller"


                                 CHAMPION TRAILER ACQUISITION CO., LLC


                                 By: /s/ Terry G. Whitesell
                                 ------------------------------------------
                                 Terry G. Whitesell, Member
                                 "Purchaser"


                                 DC INVESTMENTS, LLC


                                 By: /s/ Timothy S. Durham
                                 ------------------------------------------
                                 Timothy S. Durham, Managing Member
                                 "Lender"